PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 7, 1996)

                                 $100,000,000

          [LOGO OF PUBLIC SERVICE COMPANY OF COLORADO APPEARS HERE]

                      SECURED MEDIUM-TERM NOTES, SERIES B
               (BEING A SERIES OF FIRST COLLATERAL TRUST BONDS)
            DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                              __________________

  Public Service Company of Colorado (the "Company") may offer from time to time up to $100,000,000 additional aggregate principal amount of its Secured Medium-Term Notes, Series B (being a series of First Collateral Trust Bonds) (the "Notes"). Each Note will mature on a date from nine months to thirty years from its date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity, and may be subject to redemption pursuant to sinking fund or other mandatory redemption provisions, if specified in the applicable Pricing Supplement. The Notes will be issued in minimum denominations of $100,000 and any greater amount that is an integral multiple of $1,000.

  Each Note will bear interest at a fixed rate. Interest on each Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on February 1 and August 1 of each year and at Maturity. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

  The variable terms of each Note will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates and other terms of the Notes are subject to change by the Company, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). Except in limited circumstances, Book-Entry Notes will not be exchangeable for Certificated Notes.

  The Secured Medium-Term Notes, Series B, were authorized in an aggregate amount of up to $250,000,000, of which $150,000,000 in aggregate principal amount had been issued and sold prior to the date of this Prospectus Supplement.

                              __________________

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE
    PROSPECTUS  OR  ANY  SUPPLEMENT  HERETO.  ANY  REPRESENTATION  TO  THE
     CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================

                                     PRICE TO     AGENTS' DISCOUNTS         PROCEEDS TO
                                    PUBLIC(1)   AND COMMISSIONS(1)(2)      COMPANY(1)(3)
---------------------------------------------------------------------------------------------
Per Note..........................     100%          .125%-.750%          99.875%-99.250%
---------------------------------------------------------------------------------------------
Total............................. $100,000,000     $125,000-$750,000 $99,875,000-$99,250,000

=============================================================================================

(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent"), individually or in a syndicate, may purchase Notes, as principal, from the Company for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If requested by the Company and agreed to by the Agent, the Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to the Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its stated maturity, sold through the Agent. See "Plan of Distribution".
(2) The Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution".
(3) Before deducting expenses payable by the Company estimated at $168,485.

                              __________________

  The Notes are being offered on a continuing basis directly by the Company or by the Company to or through the Agent. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. There is no assurance that the Notes offered hereby will be sold or, if sold, that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or the Agent, if it solicits the offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution".

                              __________________

                              MERRILL LYNCH & CO.
                              __________________

         The date of this Prospectus Supplement is February 26, 1997.

     IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY THE AGENT AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, THE AGENT MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               _________________

                              RECENT DEVELOPMENTS

     On February 24, 1997, the Company and American Electric Power ("AEP") jointly announced that they have reached agreement with the board of directors of Yorkshire Electricity Group plc ("Yorkshire Electricity"), a United Kingdom ("UK") regional electricity company, on the terms of a recommended cash tender offer for all of the outstanding and to be issued ordinary shares of Yorkshire Electricity (the "Proposed Acquisition").

     The Company and AEP, through a joint venture named Yorkshire Holdings plc ("Yorkshire Holdings"), are offering the equivalent of US $15.02 (9.27 pounds) per ordinary share, for a total purchase price of approximately US $2.4 billion (1.5 billion pounds). The boards of directors of the Company and AEP have approved the transaction. The board of directors of Yorkshire Electricity has agreed to recommend the offer to Yorkshire Electricity's shareholders. The offer will be made through Yorkshire Holdings, a wholly-owned subsidiary of Yorkshire Power Group Ltd. ("Yorkshire Power"), a newly formed UK corporation owned equally by the Company and AEP.

     Consummation of the Proposed Acquisition is subject to customary conditions in the UK, including regulatory clearance and acceptance of the offer by holders of at least 90% of the outstanding shares of Yorkshire Electricity. Yorkshire Holdings may waive the latter condition when it has recieived acceptances of its offer and has otherwise acquired shares which in total represent more than 50% of the outstanding shares of Yorkshire Electricity. The Company cannot predict at this time whether or not these conditions will be met or waived.

     Yorkshire Electricity is one of two remaining UK independent regional electricity companies ("RECs"). The RECs were created when the government-owned electric supply industry was privatized in 1990. Of the original twelve RECs, six have been acquired by companies involved in the US energy industry and four have been acquired by companies in the UK.

     According to Yorkshire Electricity's 1996 Annual Report and Accounts, Yorkshire Electricity's principal activities are the distribution of electricity to 2.1 million industrial, commercial, agricultural and domestic customers in its authorized area, which covers 4,180 square miles of northeast England. Yorkshire Electricity is also active in electricity supply and generation and the supply of natural gas, including the ownership of gas assets. Other activities include the development of telecommunications services and the construction and operation of windfarms.

     For the fiscal year ended March 31, 1996, Yorkshire Electricity reported a consolidated profit on ordinary activities before taxation and exceptional items of US $310.8 million (199.2 million pounds) on revenues of US $2.2 billion
(1.4 billion pounds), had reported total assets at that date of US $2.2 billion (1.4 billion pounds), and reported net assets at that date of US
$818.9 million (521.1 million pounds).

     The Company will make its investment through New Century International, Inc., a wholly-owned subsidiary of the Company. If the Proposed Acquisition is completed, the Company would have an indirect 50% ownership interest in Yorkshire Electricity, which would be accounted for using the equity method of accounting. For the fiscal year ended December 31, 1996, the Company reported net income of US $190.3 million on revenues of US $2.17 billion.

     The Proposed Acquisition will be financed by Yorkshire Power through a combination of approximately 25% equity and 75% debt, including the assumption of existing debt of Yorkshire Electricity. The funds for the Proposed Acquisition will be obtained from the Company's and AEP's investments in Yorkshire Power of approximately US $360 million (220 million pounds) each, with the remainder to be obtained by Yorkshire Power through the issuance of non-recourse debt. Yorkshire Power will, in turn, fund Yorkshire Holdings for the purpose of the Proposed Acquisition. The Company intends initially to use debt to fund its entire equity investment in Yorkshire Power, including the issuance of US $250 million of its secured medium-term notes with varying maturities and drawings of US $110 million on its short-term lines of credit.

     The Company has previously announced a proposed business combination (the "Merger") with Southwestern Public Service Company ("SPS") through the formation of New Century Energies, Inc. ("NCE"), a holding company which would be the parent company of the Company and SPS. It is currently anticipated that the Company's entire equity investment in Yorkshire Power will be refinanced through the issuance of common equity at the NCE level within six to eighteen months from the date of consummation of the Proposed Acquisition.

     The shareholders of each of the Company and SPS have approved the Merger and certain regulatory approvals have been obtained. While the timing of the consummation of the Merger is primarily dependent upon the timing of the receipt of the remaining necessary approvals (from the Federal Energy Regulatory Commission and the Securities and Exchange Commission (the "SEC") under the Public Utilities Holding Company Act of 1935 (the "1935 Act")), the Company currently anticipates that the Merger will be completed in the second quarter of 1997.

     The SEC, in an order issued on February 19, 1997 under Section 3(b) of the 1935 Act, exempted Yorkshire Electricity from all provisions of the 1935 Act which would be applicable to it as a subsidiary of the Company. In connection with its application for such order, the Company also requested and obtained a no-action letter from the Division of Investment Management of the Office of Public Utility Regulation of the SEC stating that, as long as the Merger is completed by September 30, 1997, it will not recommend any enforcement action with respect to the possible effect of the Proposed Acquisition on the Company's
existing Section 3(a)(2) exemption under the 1935 Act.   In seeking the Section
3(b) exemption for Yorkshire Electricity, the Company informed the SEC that its investment in Yorkshire Electricity would be less than 50% of the Company's and SPS's combined retained earnings as of September 30, 1996, consistent with the requirements of Rule 53 under the 1935 Act. The Company also informed the SEC in its application for a Section 3(b) exemption that upon completion of the Merger, NCE would hold the proposed investment in Yorkshire Power through a separate subsidiary and not through the Company. At that time, Yorkshire Electricity would be qualified as a foreign utility company under Section 33 of the 1935 Act.


                            APPLICATION OF PROCEEDS

     The net proceeds from the sale of the Notes will be used to finance a portion of the Proposed Acquisition. (See "Recent Developments".) If the Proposed Acquisition is not completed, the net proceeds from the sale of the Notes will be used to refinance matured or maturing debt incurred to fund defueling expenses of the Company's Fort St. Vrain Nuclear Generating Station, to fund the Company's construction program and for other general corporate purposes, including the repayment of short term debt.


                     SUPPLEMENTAL DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth under "Description of the New Bonds" in the accompanying Prospectus, to which reference is hereby made. Certain capitalized terms used herein are defined under "Description of the New Bonds" in the accompanying Prospectus.

GENERAL

     The Notes will be issued from time to time in an aggregate principal amount not to exceed $100,000,000, as a series of First Collateral Trust Bonds under the 1993 Mortgage. The Notes will be issued on the basis of Class A Bonds, which are to be issued under the 1939 Mortgage. See "Description of the New Bonds" in the accompanying Prospectus. The Secured Medium-Term Notes, Series B, were authorized in an aggregate principal amount of up to $250,000,000, of which $150,000,000 in aggregate principal amount had been issued and sold prior to the date of this Prospectus Supplement.

     The Notes will be issued in fully registered form only, without coupons. Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a Certificated Note. Except as set forth herein under "Book-Entry Notes" or in any Pricing Supplement relating to specific Notes, the Notes will not be issuable as Certificated Notes. The authorized denominations of the Notes will be $100,000 and any greater amount that is an integral multiple of $1,000.

     Each Note will mature on a date from nine months to thirty years from its date of issue. Each Note may also be subject to redemption prior to Stated Maturity at the option of the Company or at the option of the Holder, and may be subject to redemption pursuant to sinking fund or other mandatory redemption provisions, all as may be set forth in the applicable Pricing Supplement.

     The Pricing Supplement relating to a Note will describe the following terms: (i) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued; (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity"); (iv) the rate per annum at which such Note will bear interest; (v) whether such Note may be redeemed at the option of the Company prior to Stated Maturity as described under "Redemption at the Option of the Company" below and, if so, the provisions relating to such redemption; (vi) the obligation of the Company to redeem such Note pursuant to any sinking fund or other mandatory redemption provisions applicable to such Note; (vii) any provisions for the repayment of such Note at the option of the Holder as described under "Repayment at the Option of the Holder" below; and
(vii) any other special terms of such Notes.

     Interest rates offered by the Company with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

PAYMENT OF PRINCIPAL AND INTEREST

     Each Note will bear interest, computed on the basis of a 360-day year consisting of twelve 30-day months, from its Original Issue Date at the rate per annum stated on the face thereof and in the applicable Pricing Supplement until the principal amount thereof is paid or duly made available for payment. Interest on each Note will be payable semiannually in arrears on February 1 and August 1 in each year, or such other dates as may be specified in the applicable Pricing Supplement (each such date being hereinafter called an "Interest Payment Date") and at maturity (whether at Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise, hereinafter "Maturity"). Unless otherwise specified in the applicable Pricing Supplement, interest payments will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the Original Issue Date, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

     Payments of interest on the Notes (other than interest payable at Maturity) will be made, except as provided below, by check mailed to the Holders of such Notes as of the Record Date (as hereinafter defined) next preceding each Interest Payment Date, except that (a) in the case of Global Securities representing Book-Entry Notes, such payment will be made in accordance with arrangements then in effect among the Company, the 1993 Mortgage Trustee and the Depository, (b) if the Original Issue Date of a Note is after a Record Date and before the corresponding Interest Payment Date, the first payment of interest on such Note will be made on the next succeeding Interest Payment Date to the Holder of such Note on the Record Date with respect to such succeeding Interest Payment Date and (c) if the Company defaults in the payment of the interest due on any Note on any Interest Payment Date, such defaulted interest will be payable to the Holder of such Note as of a Special Record Date fixed by the 1993 Mortgage Trustee, which shall be not more than 30 days and not less than 10 days prior to the date of payment of such defaulted interest, or payable to the Holder in such other manner as permitted by the 1993 Mortgage. See "Book-Entry Notes". Unless otherwise specified in the applicable Pricing Supplement, the "Record Date" with respect to each Interest Payment Date will be the January 15 or July 15, as the case may be, next preceding such Interest Payment Date.

     Unless otherwise specified in the applicable Pricing Supplement, the principal of, premium, if any, and interest on any Note payable at Maturity will be paid upon surrender thereof at the office of the 1993 Mortgage Trustee.

     If the date of making any payment with respect to a Note is not a Business Day, such payment may be made on the next succeeding Business Day, and if payment is made or duly provided for on such succeeding Business Day no interest shall accrue for the period from and after such Interest Payment Date.
"Business Day" means any day other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed.

REDEMPTION AT THE OPTION OF THE COMPANY

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $100,000), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the Holders thereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the 1993 Mortgage. "Redemption Price", with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed.

REPAYMENT AT THE OPTION OF THE HOLDER

     The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity thereof only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $100,000), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, at the office of the 1993 Mortgage Trustee, not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

     Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the 1993 Mortgage Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the 1993 Mortgage Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the 1993 Mortgage Trustee.
See "Book-Entry Notes".

     If applicable, the Company will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

     The Company has established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes of like tenor and terms up to $200,000,000 aggregate principal amount will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the 1993 Mortgage. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the 1993 Mortgage, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the 1993 Mortgage. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies the Company and the 1993 Mortgage Trustee that it is unwilling or unable to continue as Depositary for the Global Securities or the Company becomes aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Company shall not have appointed a successor to the Depositary within 90 days thereafter, (ii) the Company, in its sole discretion, determines that the Global Securities shall be exchangeable for Certificated Notes or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes under the 1993 Mortgage, the 1993 Mortgage Trustee shall have given notice thereof to the Holders, and there shall have been delivered to the Company and the 1993 Mortgage Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of the Global Securities will be materially impaired unless such owners become Holders of Certificated Notes. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the 1993 Mortgage Trustee.

     The following is based on information furnished by the Depositary:

          The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary.

          The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

          Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

          To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

          Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the 1993 Mortgage Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company and the 1993 Mortgage Trustee, disbursement of such payments to Direct

     Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

          If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the 1993 Mortgage Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the 1993 Mortgage Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

          The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the 1993 Mortgage Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

     The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

     The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     NONE OF THE COMPANY, THE 1993 MORTGAGE TRUSTEE OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF THE NOTES WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL NOTE OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.


                             PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis for sale directly by the Company or by the Company to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent"). The Agent, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and the Agent, the Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to the Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through the Agent as an agent of the Company.

     Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. The Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. The Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through the Agent). The Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

     Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes, but the Agent is not obligated to do so and may discontinue any market-making activity at any time.

     The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agent against certain liabilities (including liabilities under the Securities Act). The Company has agreed to reimburse the Agent for certain other expenses.

     In the ordinary course of its business, the Agent and its affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Company and certain of its affiliates.

PROSPECTUS

                                 $400,000,000

           [LOGO OF PUBLIC SERVICE COMPANY OF COLORADO APPEARS HERE]

                         FIRST COLLATERAL TRUST BONDS

                               ________________

  Public Service Company of Colorado (the "Company") intends to offer from time to time up to $400,000,000 aggregate principal amount of its First Collateral Trust Bonds in one or more series of medium-term notes (the "New Bonds"), on terms to be determined at the time or times of sale.

  For each offering of the New Bonds for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (each a "Prospectus Supplement") that will set forth where applicable, with respect to the New Bonds, the series designation, the aggregate principal amount of the series, the maturity date or dates, the interest rate or rates and times of payment of interest, the provisions for redemption, if any, and other provisions, together with the initial public offering price and the terms of offering of such New Bonds.

  The New Bonds may be sold by the Company through underwriters or dealers, directly by the Company or through agents for offering pursuant to the terms fixed at the time of sale. See "Plan of Distribution" herein.

                               _________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 7, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") and the New York, Chicago and Pacific Stock Exchanges. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the following regional offices of the SEC: New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York, and the Chicago Regional Office, 14th Floor, 500 West Madison Street, Chicago, Illinois. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or from the SEC's Web site at "http://www.gov". Certain of the Company's securities are listed on the New York, Chicago and Pacific Stock Exchanges and such reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, located on the 7th Floor, 20 Broad Street, New York, New York; the Chicago Stock Exchange, located on the 12th Floor, 440 South LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, located at 301 Pine Street, San Francisco, California.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates herein by reference the following documents which have been filed by the Company with the SEC pursuant to the Exchange Act:

     1.  Annual Report on Form 10-K for the year ended December 31, 1995.
     2.  Quarterly Report on Form 10-Q for the quarter ending March 31, 1996.
     3.  Quarterly Report on Form 10-Q for the quarter ending June 30, 1996.
     4. Current Reports on Form 8-K dated January 18, 1996, January 31, 1996 and May 21, 1996.

     All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents". Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any Prospectus Supplement or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, EXCLUDING THE EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO RICHARD C. KELLY, SENIOR VICE PRESIDENT, FINANCE, TREASURER AND CHIEF FINANCIAL OFFICER, BY MAIL AT 1225 17TH STREET, SUITE 900, DENVER, COLORADO 80202-5533, OR BY TELEPHONE AT (303) 571-7511.

                                  THE COMPANY

     The Company, incorporated through merger of predecessors under the laws of the State of Colorado in 1924, is an operating public utility engaged, together with its subsidiaries, principally in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transmission, distribution, sale and transportation of natural gas, with the Company's principal distribution center being the Denver metropolitan area. The Company's executive offices are located at 1225 17th Street, Denver, Colorado 80202-5533, where the telephone number is (303) 571-7511.

     The Incorporated Documents contain information with respect to the proposed mergers of two wholly-owned subsidiaries of New Century Energies, Inc. ("New Century"), a newly formed holding company, into the Company and Southwestern Public Service Company ("SPS"), respectively. As a result, New Century would become the holding company for the Company and SPS, but the transaction would not affect the outstanding debt of the Company or the New Bonds offered hereby. The transaction would result in the common shareholders of the Company owning approximately 62% of the common equity of New Century and the common shareholders of SPS owning approximately 38% of the common equity of New Century.

     The transaction is subject to customary closing conditions, including, without limitation, the receipt of all necessary governmental approvals and the making of all necessary governmental filings. Furthermore, the merger agreement may be terminated under certain circumstances, including, without limitation, by mutual written consent of the Boards of Directors of the Company and SPS.

     Following the transaction, New Century will maintain its corporate offices in Denver, Colorado and significant operating offices in Amarillo, Texas. The headquarters of the Company and SPS will remain in their current locations, and each of the Company and SPS will continue their existing utility operations.

                       RATIO OF CONSOLIDATED EARNINGS TO
                          CONSOLIDATED FIXED CHARGES


                                                                         Six Months
                                         Twelve Months Ended           Ended June 30,
                                             December 31,
                                     1991  1992  1993  1994  1995          1996
                                     ----  ----  ----  ----  ----          ----
Ratio of consolidated earnings to    2.94  2.43  2.54  2.53  2.78          2.95
consolidated fixed charges

                            APPLICATION OF PROCEEDS

     Except as may be otherwise provided in the applicable Prospectus Supplement or any supplement thereto, the net proceeds from the sale of the New Bonds will be used to refinance matured or maturing debt incurred to fund defueling expenses of the Company's Fort St. Vrain Nuclear Generating Station, to fund the Company's construction program and for other general corporate purposes.

                         DESCRIPTION OF THE NEW BONDS

     GENERAL: The New Bonds will be issued in one or more series as fully registered bonds, without coupons, under an Indenture, dated as of October 1, 1993 (the "Original 1993 Mortgage"), between the Company and First Trust of New York, National Association, as successor trustee (together with any further successor thereto, the "1993 Mortgage Trustee"). The Original 1993 Mortgage, as supplemented and to be supplemented by various supplemental indentures, including one or more supplemental indentures relating to the New Bonds, is hereinafter referred to as the "1993 Mortgage". The summaries under this heading do not purport to be complete and are subject to, and qualified in their entirety by, the detailed provisions of the 1993 Mortgage. Capitalized terms used under this heading which are not otherwise defined in this Prospectus shall have the meanings ascribed thereto in the 1993 Mortgage. Wherever particular provisions of the 1993 Mortgage or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the Original 1993 Mortgage.

     The 1993 Mortgage provides that, in addition to the New Bonds, other debt securities may be issued thereunder, without limitation as to the aggregate principal amount, on the basis of Class A Bonds (as hereinafter defined), property additions, retired Mortgage Securities (as hereinafter defined) and cash. (See "Issuance of Additional Mortgage Securities".) The New Bonds and all other debt securities heretofore or hereafter issued under the 1993 Mortgage are collectively referred to herein as the "Mortgage Securities" or the "Bonds".

     Reference is made to the Prospectus Supplement and any supplement thereto for a description of the following terms of the series of New Bonds in respect of which this Prospectus is being delivered: (i) the title of such New Bonds;
(ii) the aggregate principal amount of such New Bonds; (iii) the price (expressed as a percentage of principal amount) at which such New Bonds will be issued; (iv) the date or dates on which the principal of such New Bonds is payable; (v) the rate or rates at which such New Bonds will bear interest, the date or dates from which such interest will accrue, the dates on which such interest will be payable ("Interest Payment Dates"), and the regular record dates for the interest payable on such Interest Payment Dates; (vi) the option, if any, of the Company to redeem such New Bonds and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which, such New Bonds may be redeemed, in whole or in part, upon the exercise of such option; (vii) the obligation, if any, of the Company to redeem or purchase such New Bonds at the option of the registered holder or pursuant to any sinking fund or analogous provisions and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such New Bonds will be redeemed or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which such New Bonds will be issuable, if other than $1,000 and integral multiples thereof; (ix) whether such New Bonds are to be issued in whole or in part in book-entry form and represented by one or more global New Bonds and, if so, the identity of the depositary for such global New Bonds; and
(x) any other terms of such New Bonds, including with respect to any series, if applicable, any consents to modifications or waivers of covenants in the 1993 Mortgage or the 1939 Mortgage (as defined below)

     PAYMENT OF BONDS; TRANSFERS; EXCHANGES: Except as may be provided in the applicable Prospectus Supplement or any supplement thereto, interest, if any, on each Bond payable on each Interest Payment Date will be paid to the person in whose name such Bond is registered (the registered holder of any Mortgage Security being hereinafter called a "Holder") as of the close of business on the regular record date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom principal is paid at Maturity. However, if there has been a default in the payment of interest on any Bond, such defaulted interest may be payable to the Holder of such Bond as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days prior to the date proposed by the Company for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bond may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless otherwise specified in a Prospectus Supplement or supplement thereto, the principal of and premium, if any, and interest on the Bonds due at Maturity will be payable upon presentation of the Bonds at the corporate trust office of First Trust of New York, National Association, in New York, New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Bonds, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion. (See Section 602 and Article 1 of the Supplemental Indenture(s) relating to the New Bonds.)

     Unless otherwise specified in a Prospectus Supplement or supplement thereto, the transfer of Bonds may be registered, and Bonds may be exchanged for other Bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of First Trust of New York, National Association, in New York, New York, as Security Registrar for the Bonds. The Company may change the place for registration of transfer and exchange of the Bonds, and may designate one or more additional places for such registration and exchange, all at its discretion. (See Section 602.) Except as otherwise provided in the applicable Prospectus Supplement or a supplement thereto, no service charge will be made for any transfer or exchange of the Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Bonds. The Company will not be required to execute or to provide for the registration of transfer of or the exchange of (a) any Bond during a period of 15 days prior to giving any notice of redemption or (b) any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part. (See Section 305.)

     REDEMPTION: Any terms for the optional or mandatory redemption of New Bonds will be set forth in the Prospectus Supplement or a supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement or a supplement thereto with respect to Bonds redeemable at the option of the Holder, Bonds will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Bonds of a series, or any tranche thereof, are to be redeemed, the particular Bonds to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 503 and 504.)

     Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Bonds and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Bonds. (See Section 504.)

     While the Original 1993 Mortgage contains provisions for the maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in the applicable Prospectus Supplement or a supplement thereto, there will be no provisions for any such funds for the New Bonds.

     SECURITY: General. Except as discussed under this heading and under "Issuance of Additional Mortgage Securities" below, all Mortgage Securities now or hereafter issued under the 1993 Mortgage will be secured, equally and ratably, primarily by

          (a) an equal principal amount of first mortgage bonds (which need not bear interest) issued under the Company's Indenture, dated as of December 1, 1939 (the "Original 1939 Mortgage"), between the Company and First Trust of New York, National Association, as successor trustee (together with any further successor thereto, the "1939 Mortgage Trustee"), and delivered to the Trustee under the 1993 Mortgage (the Original 1939 Mortgage, as amended and supplemented, being hereinafter called the "1939 Mortgage"). As discussed under "DESCRIPTION OF THE 1939 MORTGAGE -- Security", the 1939 Mortgage constitutes, subject to certain exceptions, a first mortgage lien on substantially all properties of the Company; and

          (b) the lien of the 1993 Mortgage on substantially all of the Company's properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy (the "Electric Utility Business"), which lien is junior to the lien of the 1939 Mortgage.

     As discussed below under "Class A Bonds", following a merger or consolidation of another corporation into the Company or the transfer to the Company of property subject to the lien of an existing mortgage and the assumption by the Company of all the obligations of the mortgagor under such mortgage, the Company could deliver to the 1993 Mortgage Trustee bonds issued under a mortgage existing on the properties acquired in such transaction in lieu of or in addition to bonds issued under the 1939 Mortgage. In such event, the Mortgage Securities would be secured, additionally, by such bonds and by the lien of the 1993 Mortgage on such properties, which would be junior to the liens of such existing mortgage and the 1939 Mortgage on such properties. The 1939 Mortgage and all such other mortgages are hereinafter collectively referred to as "Class A Mortgages", and all bonds issued under the Class A Mortgages and delivered to the 1993 Mortgage Trustee are hereinafter collectively referred to as "Class A Bonds". If and when no Class A Mortgages are in effect, the 1993 Mortgage will constitute a first mortgage lien on all property of the Company subject thereto, subject to certain Permitted Liens (as discussed below under "Lien of the 1993 Mortgage.") As discussed below under "Class A Bonds", at the date of this Prospectus the only Class A Mortgage is the 1939 Mortgage. The Company currently believes that it is possible that, prior to the Stated Maturity of the New Bonds, all Class A Bonds outstanding under the 1939 Mortgage, other than Class A Bonds delivered to and held by the 1993 Mortgage Trustee as the basis of authentication and delivery of Mortgage Securities, may have been paid, redeemed or otherwise retired and that, thereupon, the Class A Bonds issued under the 1939 Mortgage would be surrendered for cancellation and the 1939 Mortgage would be discharged. Upon discharge of the 1939 Mortgage and assuming no other Class A Mortgage exists at the time, the 1993 Mortgage would become a first mortgage lien on all property of the Company subject thereto, subject to certain Permitted Liens.

     Class A Bonds. Class A Bonds issued as the basis for the authentication and delivery of Mortgage Securities will be issued and delivered to, and registered in the name of, the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the Holders of all Mortgage Securities Outstanding from time to time, and the Company will have no interest in such Class A Bonds. Class A Bonds issued as the basis of authentication and delivery of Mortgage Securities (a) will mature or be subject to mandatory redemption on the same dates, and in the same principal amounts, as such Mortgage Securities and (b) will contain, in addition to any mandatory redemption provisions applicable to all Class A Bonds Outstanding under the related Class A Mortgage, mandatory redemption provisions correlative to provisions for mandatory redemption of such Mortgage Securities (pursuant to a sinking fund or otherwise), or for redemption at the option of the Holder of such Mortgage Securities. Class A Bonds issued as the basis for authentication and delivery of a series or tranche of Mortgage Securities (x) may, but need not, bear interest, any such interest to be payable at the same times as interest on the Mortgage Securities of such series or tranche and (y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount of such Class A Bonds. (See Sections 402 and 701.) To the extent that Class A Bonds issued as the basis for the authentication and delivery of New Bonds do not bear interest, holders of Mortgage Securities will not have the benefit of the lien of the 1939 Mortgage in respect of an amount equal to accrued interest, if any, on such New Bonds; however, such holders will nevertheless have the benefit of the lien of the 1993 Mortgage in respect of such amount.

     Any payment by the Company of principal of, or premium or interest on, the Class A Bonds held by the 1993 Mortgage Trustee will be applied by the 1993 Mortgage Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Mortgage Securities which is then due and, to the extent of such application, the obligation of the Company under the 1993 Mortgage to make such payment in respect of the Mortgage Securities will be deemed satisfied and discharged. If, at the time of any such payment of principal of Class A Bonds, there shall be no principal then due in respect of the Mortgage Securities, such payment in respect of the Class A Bonds will be deemed to constitute Funded Cash and will be held by the 1993 Mortgage Trustee as part of the Mortgaged Property, to be withdrawn, used or applied as provided in the 1993 Mortgage; and thereafter the Mortgage Securities authenticated and delivered on the basis of such Class A Bonds will, to the extent of such payment of principal, be deemed to have been authenticated and delivered on the basis of the deposit of cash. If, at the time of any such payment of premium or interest on Class A Bonds, there shall be no premium or interest, as the case may be, then due in respect of the Mortgage Securities, such payment will be remitted to the Company at its request; provided, however, that, if an Event of Default, as described below, shall have occurred and be continuing, such payment shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived. (See Section 702 and "Withdrawal of Cash" below.) Any payment by the Company of principal of, or premium or interest on, Mortgage Securities authenticated and delivered on the basis of the issuance and delivery to the 1993 Mortgage Trustee of Class A Bonds (other than by application of the proceeds of a payment in respect of such Class A Bonds) will, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Class A Bonds which is then due. (See Section 702 and Article One of the Supplemental Indenture(s) to the 1939 Mortgage creating the Class A Bonds to be delivered in connection with the issuance of the New Bonds.)

     The 1993 Mortgage Trustee may not sell, assign or otherwise transfer any Class A Bonds except to a successor trustee under the 1993 Mortgage. (See
Section 704.) At the time any Mortgage Securities of any series or tranche, which have been authenticated and delivered upon the basis of the issuance and delivery to the 1993 Mortgage Trustee of Class A Bonds, cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class A Bonds), the 1993 Mortgage Trustee will surrender to or upon the order of the Company an equal principal amount of such Class A Bonds. (See Section 703.)

     At the date of this Prospectus, the only Class A Mortgage is the 1939 Mortgage and the only Class A Bonds issuable at this time are first mortgage bonds issuable thereunder. The 1993 Mortgage provides that, in the event that a corporation which was a mortgagor under an existing mortgage has merged into or consolidated with the Company, or a corporation has conveyed or otherwise transferred property to the Company subject to the lien of an existing mortgage and the Company has assumed all the obligations of the mortgagor under such existing mortgage, and in either case such existing mortgage constitutes a lien on properties of such other corporation or on such transferred properties, as the case may be, prior to the lien of the 1993 Mortgage, such existing mortgage may be designated by the Company as an additional Class A Mortgage. Bonds thereafter issued under such additional mortgage would be Class A Bonds and could provide the basis for the authentication and delivery of Mortgage Securities under the 1993 Mortgage. (See Section 706.) When no Class A Bonds are Outstanding under a Class A Mortgage except for Class A Bonds held by the 1993 Mortgage Trustee, then, at the request of the Company and subject to satisfaction of certain conditions, the 1993 Mortgage Trustee will surrender such Class A Bonds for cancellation and the related Class A Mortgage will be satisfied and discharged, the lien of such Class A Mortgage on the Company's property will cease to exist and the priority of the lien of the 1993 Mortgage will be increased accordingly. (See Section 707.)

     The 1993 Mortgage contains no restrictions on the issuance of Class A Bonds in addition to Class A Bonds issued to the 1993 Mortgage Trustee as the basis for the authentication and delivery of Mortgage Securities. Class A Bonds may currently be issued under the 1939 Mortgage on the basis of property additions, retirements of bonds previously issued under the 1939 Mortgage and cash deposited with the 1939 Mortgage Trustee. (See "DESCRIPTION OF THE 1939
MORTGAGE --Issuance of Additional Bonds Under the 1939 Mortgage".)

     Lien of the 1993 Mortgage. In the opinion of counsel for the Company (see "EXPERTS") based on information obtained from public records and from the Company, the 1993 Mortgage constitutes a mortgage lien on the property specifically or generally described or referred to therein as subject to the lien thereof, except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the 1993 Mortgage other than the lien of the 1939 Mortgage (so long as the 1939 Mortgage remains in effect), the liens of any other Class A Mortgages and Permitted Liens; and the 1993 Mortgage effectively subjects to the lien thereof property (other than excepted property) acquired by the Company after the date of the execution and delivery thereof to the extent, and subject to the qualifications, hereinafter described. So long as the 1939 Mortgage is in effect, the New Bonds will have the benefit of the first mortgage lien of the 1939 Mortgage on such property, and the benefit of the prior lien of any additional Class A Mortgage on any property subject thereto, to the extent of the aggregate principal amount of Class A Bonds issued under the respective Class A Mortgages and held by the 1993 Mortgage Trustee for the benefit of holders of First Collateral Trust Bonds, including the New Bonds. The properties subject to the lien of the 1993 Mortgage, whether currently owned or hereafter acquired, are the Company's properties used or to be used in or in connection with the Electric Utility Business (whether or not such is the sole use of such properties). Properties relating to the Company's gas and steam businesses are not subject to the lien of the 1993 Mortgage.

     The lien of the 1993 Mortgage is subject to Permitted Liens which include, among other things, tax liens and other governmental charges which are not delinquent or which are being contested in good faith; certain workmen's, materialmen's and other liens; certain judgment liens and attachments; certain easements, leases, reservations or other rights of others (including governmental entities) in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, certain property of the Company; certain leasehold interests; certain rights and interests of others which relate to common ownership or joint use of property and liens on the interests of others in such property; certain non-exclusive rights and interests retained by the Company with respect to property used or to be used in or in connection with both the businesses in which the Mortgaged Property is used and any other businesses; and certain other liens and encumbrances. (See Granting Clauses and Section 101.)

     There are excepted from the lien of the 1993 Mortgage, among other things, cash and securities not paid or delivered to, deposited with or held by the 1993 Mortgage Trustee under the 1993 Mortgage; contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, governmental and other permits, allowances and franchises, certain intellectual property rights and other intangibles; automobiles, other vehicles, movable equipment and aircraft; all goods, stock in trade, wares and merchandise held for sale or lease in the ordinary course of business; materials, supplies and other personal property consumable in the operation of the Mortgaged Property; fuel, including nuclear fuel, whether or not consumable in the operation of the Mortgaged Property; all furniture and furnishings; computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes; coal, ore, gas, oil and other minerals and timber, and all rights and interests in any such minerals or timber, whether or not such minerals or timber have been mined or extracted from the land; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company; leasehold interests held by the Company as lessee; and all property that is located outside of the State of Colorado. (See "Excepted Property".)

     Without the consent of the Holders, the Company and the 1993 Mortgage Trustee may enter into supplemental indentures in order to subject to the lien of the 1993 Mortgage additional property, whether or not used or to be used in or in connection with the Electric Utility Business (including property which would otherwise be excepted from such lien). (See Section 1401.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Mortgage Securities. (See "Issuance of Additional Mortgage Securities".)

     The 1993 Mortgage contains provisions subjecting to the lien thereof after-acquired property used or to be used in or in connection with the Electric Utility Business, subject to the prior lien of the 1939 Mortgage (for as long as such prior lien is in effect). These provisions are limited in the case of consolidation or merger (whether or not the Company is the surviving corporation) or transfer of the Mortgaged Property as, or substantially as, an entirety. In the event of consolidation or merger or the transfer of the Mortgaged Property as or substantially as an entirety, the 1993 Mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Thirteen and "Consolidation, Merger, etc.") In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens and the lien of any Class A Mortgage.

     The 1993 Mortgage provides that the 1993 Mortgage Trustee will have a lien, prior to the lien on behalf of the holders of Mortgage Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 1107.)

     ISSUANCE OF ADDITIONAL MORTGAGE SECURITIES: The aggregate principal amount of Mortgage Securities which may be authenticated and delivered under the 1993 Mortgage is unlimited. (See Section 301.) Mortgage Securities of any series may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding:

(a) the aggregate principal amount of Class A Bonds issued and delivered to the 1993 Mortgage Trustee;

(b) 70% of the Cost or Fair Value to the Company (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been (i) made the basis of the authentication and delivery of Mortgage Securities, the release of Mortgaged Property or cash withdrawals; (ii) substituted for retired property or (iii) used as the basis of a credit against, or otherwise in satisfaction of, any sinking, improvement, maintenance, replacement or similar fund, provided that Mortgage Securities of the series or tranche to which such fund relates remain Outstanding) after certain deductions and additions, primarily including adjustments to offset property retirements;

(c) the aggregate principal amount of Retired Securities (which consist of Mortgage Securities no longer outstanding under the 1993 Mortgage which have not been used for certain other purposes under the 1993 Mortgage and which have not been paid, redeemed or otherwise retired by the application of Funded Cash), but if Class A Bonds had been made the basis for the authentication and delivery of such Retired Securities, only if such Retired Securities became Retired Securities after the discharge of the related Class A Mortgage; and

(d)  an amount of cash deposited with the 1993 Mortgage Trustee.

(See Article Four.)

     In general, the issuance of Mortgage Securities is subject to the Adjusted Net Earnings of the Company for 12 consecutive months within the preceding 18 months being at least twice the Annual Interest Requirements on all Mortgage Securities at the time outstanding, new Mortgage Securities then applied for, all outstanding Class A Bonds other than Class A Bonds held by the 1993 Mortgage Trustee under the 1993 Mortgage, and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the 1993 Mortgage, except that no such net earnings requirement need be met if the additional Mortgage Securities to be issued are to have no Stated Interest Rate prior to Maturity. Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest and amortization of debt discount and expense; any non-recurring charge to income or retained earnings of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment or expense), whether or not recorded as a non-recurring item in the Company's books of account; and any refund of revenues previously collected or accrued by the Company subject to possible refund. The calculation of Adjusted Net Earnings also does not, or, in the case of losses or expense, is not required to, include profits or losses from the sale or other disposition of property, or non-recurring items of revenue, income or expense of any kind or nature. (See Sections 103 and 401.)

     The Company is not required to satisfy the net earnings requirement prior to issuance of Mortgage Securities (i) as provided in (a) above if the Class A Bonds issued and delivered to the 1993 Mortgage Trustee as the basis for such issuance have been authenticated and delivered under the related Class A Mortgage on the basis of retired

Class A Bonds or (ii) as provided in (c) above. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication. With respect to Mortgage Securities of a series subject to a Periodic Offering (such as a medium-term note program), the 1993 Mortgage Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the Mortgage Securities of such series. (See Article Four.)

     Property Additions generally include any property which is owned by the Company and is subject to the lien of the 1993 Mortgage except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company. (See Section 104.)

     Unless otherwise provided in the applicable Prospectus Supplement or a supplement thereto, until the 1939 Mortgage has been discharged, the Company will issue the New Bonds on the basis of Class A Bonds issued under its 1939 Mortgage.

     RELEASE OF PROPERTY: Unless an Event of Default has occurred and is continuing, the Company may obtain the release from the lien of the 1993 Mortgage of any Funded Property, except for cash held by the 1993 Mortgage Trustee, upon delivery to the 1993 Mortgage Trustee of cash equal in amount to the amount, if any, that the Cost of the property to be released (or, if less, the Fair Value to the Company of such property at the time it became Funded Property) exceeds the aggregate of:

(a) the aggregate principal amount, subject to certain limitations, of obligations delivered to the 1993 Mortgage Trustee which are secured by purchase money liens upon the property to be released;

(b) the Cost or Fair Value to the Company (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

(c) an amount equal to 10/7ths of the principal amount of Mortgage Securities the Company would be entitled to issue on the basis of Retired Securities (with such entitlement to issue such principal amount of Mortgage Securities being waived by operation of such release);

(d) an amount equal to 10/7ths of the principal amount of Outstanding Mortgage Securities delivered to the 1993 Mortgage Trustee (with such Mortgage Securities to be canceled by the 1993 Mortgage Trustee);

(e) an amount of cash and/or the aggregate principal amount, subject to certain limitations, of obligations secured by purchase money liens upon the property to be released, which in either case is evidenced to the 1993 Mortgage Trustee by a certificate of the trustee or other holder of a lien prior to the lien of the 1993 Mortgage to have been received by such trustee or such other holder in accordance with the provisions of such lien in consideration for the release of such property or any part thereof from such lien; and

(f) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

     Property which is not Funded Property may generally be released from the lien of the 1993 Mortgage without depositing any cash or property with the 1993 Mortgage Trustee as long as (a) the aggregate amount of Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release.

     The 1993 Mortgage provides simplified procedures for the release of property which has been released from the lien of a Class A Mortgage, minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the 1993 Mortgage Trustee.

     If any property released from the lien of the 1993 Mortgage continues to be owned by the Company after such release, the 1993 Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property. (See Article Eight.)

     WITHDRAWAL OF CASH: Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the 1993 Mortgage Trustee may

(a)   be withdrawn by the Company
(i) to the extent of the Cost or Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release) or
(ii) in an amount equal to 10/7ths of the aggregate principal amount of Mortgage Securities that the Company would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or
(iii) in an amount equal to 10/7ths of the aggregate principal amount of any Outstanding Mortgage Securities delivered to the 1993 Mortgage Trustee, or

(b) upon the request of the Company, be applied to (i) the purchase of Mortgage Securities (at prices not exceeding 10/7ths of the principal amount thereof) or (ii) the payment (or provision therefor for the satisfaction and discharge of any Mortgage Securities) at Stated Maturity of any Mortgage Securities or the redemption (or similar provision therefor) of any Mortgage Securities which are redeemable (with any Mortgage Securities received by the 1993 Mortgage Trustee pursuant to these provisions being canceled by the 1993 Mortgage Trustee) (see Section
      806);

provided, however, that cash deposited with the 1993 Mortgage Trustee as the basis for the authentication and delivery of Mortgage Securities, as well as cash representing a payment of principal of Class A Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of Mortgage Securities the Company would be entitled to issue on any basis (with the entitlement to such issuance being waived by operation of such withdrawal), or may, upon the request of the Company, be applied to the purchase, redemption or payment of Mortgage Securities at prices not exceeding, in the aggregate, the principal amount thereof. (See Sections 405 and 702.)

     CONSOLIDATION, MERGER, ETC.: The Company may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) such transaction is on such terms as will fully preserve the lien and security of the 1993 Mortgage and the rights and powers of the 1993 Mortgage Trustee and the Holders; (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as, or substantially as, an entirety is a corporation organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the 1993 Mortgage Trustee a supplemental indenture which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Mortgage Securities and the performance of all of the covenants and conditions of the Company under the 1993 Mortgage and which contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the 1993 Mortgage on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation which shall constitute an improvement, extension or addition to the Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and, at the election of such corporation, subjecting to the lien of the 1993 Mortgage such other property then owned or thereafter acquired by such corporation as such corporation shall specify; and (c) in the case of a lease, such lease is made expressly subject to termination by the Company or by the 1993 Mortgage Trustee at any time during the continuance of an Event of Default. (See Section 1301.)

     MODIFICATION OF 1993 MORTGAGE: Without the consent of any Holders, the Company and the 1993 Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 1993 Mortgage and in the Mortgage Securities; or

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Mortgage Securities of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon the Company by the 1993 Mortgage; or

(c) to correct or amplify the description of any property at any time subject to the lien of the 1993 Mortgage; or to better assure, convey and confirm to the 1993 Mortgage Trustee any property subject or required to be subjected to the lien of the 1993 Mortgage; or to subject to the lien of the 1993 Mortgage additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the 1993 Mortgage for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

(d) to change or eliminate any provision of the 1993 Mortgage or to add any new provision to the 1993 Mortgage, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Mortgage Securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no Mortgage Security of such series or tranche remains outstanding under the 1993 Mortgage; or

(e) to establish the form or terms of the Mortgage Securities of any series or tranche as permitted by the 1993 Mortgage; or

(f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g) to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee; or

(h) to provide for the procedures required to permit the Company to use a non-certificated system of registration for all, or any series or tranche of, the Mortgage Securities; or

(i) to change any place or places where (i) the principal of and premium, if any, and interest, if any, on all or any series of Mortgage Securities, or any tranche thereof, will be payable, (ii) all or any series of Mortgage Securities, or any tranche thereof, may be surrendered for registration of transfer, (iii) all or any series of Mortgage Securities, or any tranche thereof, may be surrendered for exchange and (iv) notices and demands to or upon the Company in respect of all or any series of Mortgage Securities, or any tranche thereof, and the 1993 Mortgage may be served; or

(j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the 1993 Mortgage, so long as such other changes or additions do not adversely affect the interests of the Holders of Mortgage Securities of any series or tranche in any material respect.

(See Section 1401.)

     Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Original 1993 Mortgage in such a way as to require changes to the 1993 Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original 1993 Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the 1993 Mortgage, the 1993 Mortgage will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the 1993 Mortgage Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (See
Section 1401.)

     Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Mortgage Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the 1993 Mortgage pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Mortgage Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Mortgage Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Mortgage Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Mortgage Securities of all tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Mortgage Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon), or change the method of calculating such rate, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity, or change the coin or currency (or other property) in which any Mortgage Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Mortgage Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Mortgage Security; (b) permit the creation of any lien not otherwise permitted by the 1993 Mortgage ranking prior to the lien of the 1993 Mortgage with respect to all or substantially all of the Mortgaged Property or terminate the lien of the 1993 Mortgage on all or substantially all of the Mortgaged Property, or deprive the Holders of the benefit of the lien of the 1993 Mortgage, without, in any such case, the consent of the Holders of all Mortgage Securities then Outstanding; (c) reduce the percentage in principal amount of the Outstanding Mortgage Securities of any series, or any tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the 1993 Mortgage or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Mortgage Security of such series or tranche; or (d) modify certain of the provisions of the 1993 Mortgage relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Mortgage Securities of any series, or any tranche thereof, without the consent of the Holder of each Outstanding Mortgage Security of such series or tranche. A supplemental indenture which changes or eliminates any covenant or other provision of the 1993 Mortgage which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding Mortgage Securities of one or more specified series, or one or more tranches thereof, or modifies the rights of the Holders of Mortgage Securities of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the 1993 Mortgage of the Holders of the Mortgage Securities of any other series or tranche. (See Section 1402.)

     VOTING OF CLASS A BONDS:   The 1993 Mortgage provides that the 1993
Mortgage Trustee will, as holder of Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of Mortgage Securities, attend such meetings of bondholders under the related Class A Mortgage, or deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. The 1993 Mortgage provides that, so long as no Event of Default as defined in the 1993 Mortgage has occurred and is continuing, the 1993 Mortgage Trustee will, as holder of such Class A Bonds (a) vote in favor of the amendments and modifications to the 1939 Mortgage described under "DESCRIPTION OF THE 1939 MORTGAGE -- Voting of Class A Bonds Issued Under the 1939 Mortgage", and (b) with respect to any amendments or modifications to any Class A Mortgage other than those amendments or modifications referred to in (a), vote all Class A Bonds Outstanding under such Class A Mortgage then held by it, or consent with respect thereto, proportionately with the vote or consent of holders of all other Class A Bonds Outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under such Class A Mortgage; provided, however, that the 1993 Mortgage Trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the 1993 Mortgage, would require the consent of Holders of Mortgage Securities as described under "Modification of the 1993 Mortgage", without the prior consent of Holders of Mortgage Securities which would be required for such an amendment or modification of the 1993 Mortgage. (See Section 705.)

     WAIVER: The Holders of at least a majority in aggregate principal amount of all Mortgage Securities may waive the Company's obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the 1993 Mortgage Trustee and the covenant described above with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as, or substantially as, an entirety, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Mortgage Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Mortgage Securities of such series or tranches. (See
Section 609.)

     EVENTS OF DEFAULT: Each of the following events constitutes an Event of Default under the 1993 Mortgage:

(a) failure to pay interest on any Mortgage Security within 60 days after the same becomes due;

(b) failure to pay principal of or premium, if any, on any Mortgage Security within 3 business days after the Maturity thereof;

(c) failure to perform or breach of any covenant or warranty of the Company contained in the 1993 Mortgage (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to the Company by the 1993 Mortgage Trustee, or to the Company and the 1993 Mortgage Trustee by the Holders of at least 33% in principal amount of Outstanding Mortgage Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default", unless the 1993 Mortgage Trustee, or the 1993 Mortgage Trustee and the Holders of a principal amount of Mortgage Securities not less than the principal amount of Mortgage Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the 1993 Mortgage Trustee, or the 1993 Mortgage Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by the Company within such period and is being diligently pursued;

(d) certain events relating to reorganization, bankruptcy and insolvency of the Company or appointment of a receiver or trustee for its property; and

(e) the occurrence of a matured event of default under any Class A Mortgage (other than any such matured event of default which is of similar kind or character to the Event of Default described in (c) above and which has not resulted in the acceleration of the Class A Bonds Outstanding under such Class A Mortgage); provided that the waiver or cure of any such event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default under the 1993 Mortgage and a rescission and annulment of the consequences thereof. (See
     Section 1001.)

     REMEDIES:   If an Event of Default occurs and is continuing, then the 1993
Mortgage Trustee or the Holders of not less than 33% in principal amount of Mortgage Securities then Outstanding may declare the principal amount (or if the Mortgage Securities are Discount Securities, such portion of the principal amount of such Discount Securities as may be provided for pursuant to the terms of the 1993 Mortgage) of all of the Mortgage Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Mortgage Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the 1993 Mortgage Trustee as provided in the 1993 Mortgage, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company has paid or deposited with the 1993 Mortgage Trustee a sum sufficient to pay:

                  (i) all overdue interest, if any, on all Mortgage Securities then Outstanding;

                  (ii) the principal of and premium, if any, on any Mortgage Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Mortgage Securities; and

                  (iii) all amounts due to the 1993 Mortgage Trustee as compensation and reimbursement as provided in the 1993 Mortgage; and

          (b) any other Event or Events of Default, other than the non-payment of the principal of Mortgage Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the 1993 Mortgage. (See Sections 1002 and 1017.)

     The 1993 Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the 1993 Mortgage Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the 1993 Mortgage Trustee or pursuant to judicial proceedings, the principal of the Outstanding Mortgage Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 1003, 1004 and 1005.)

     If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Mortgage Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the 1993

Mortgage Trustee or exercising any trust or power conferred on the 1993 Mortgage Trustee, provided that (a) such direction does not conflict with any rule of law or with the 1993 Mortgage, and could not involve the 1993 Mortgage Trustee in personal liability in circumstances where indemnity would not, in the 1993 Mortgage Trustee's sole discretion, be adequate and (b) the 1993 Mortgage Trustee may take any other action deemed proper by the 1993 Mortgage Trustee which is not inconsistent with such direction. (See Section 1016.)

     The 1993 Mortgage provides that no Holder of any Mortgage Security will have any right to institute any proceeding, judicial or otherwise, with respect to the 1993 Mortgage or for the appointment of a receiver or for any other remedy thereunder unless (a) such Holder has previously given to the 1993 Mortgage Trustee written notice of a continuing Event of Default; (b) the Holders of not less than a majority in aggregate principal amount of the Mortgage Securities then Outstanding have made written request to the 1993 Mortgage Trustee to institute proceedings in respect of such Event of Default and have offered the 1993 Mortgage Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and (c) for 60 days after receipt of such notice, the 1993 Mortgage Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the 1993 Mortgage Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of Mortgage Securities then Outstanding. Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 1011.) Notwithstanding that the right of a Holder to institute a proceeding with respect to the 1993 Mortgage is subject to certain conditions precedent, each Holder of a Mortgage Security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Mortgage Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 1012.)
The 1993 Mortgage provides that the 1993 Mortgage Trustee give the Holders notice of any default under the 1993 Mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause
(c) under "Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. (See Section 1102.) The Trust Indenture Act currently permits the 1993 Mortgage Trustee to withhold notices of default (except for certain payment defaults) if the 1993 Mortgage Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

     As a condition precedent to certain actions by the 1993 Mortgage Trustee in the enforcement of the lien of the 1993 Mortgage and institution of action on the Mortgage Securities, the 1993 Mortgage Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 1011 and 1101.)

     In addition to every other right and remedy provided in the 1993 Mortgage, the 1993 Mortgage Trustee may exercise any right or remedy available to the 1993 Mortgage Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an Event of Default under the 1993 Mortgage has occurred and is continuing. (See Section 1020.)

     DEFEASANCE: Any Mortgage Security or Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the 1993 Mortgage, and, at the Company's election, the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the 1993 Mortgage Trustee or any Paying Agent (other than the Company), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the 1993 Mortgage) in an amount which will be sufficient; or (b) Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the 1993 Mortgage Trustee or such Paying Agent, will be sufficient; or (c) a combination of (a) and (b) which will be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Mortgage Security or Securities or portions thereof. (See Section 901.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     It is possible that for Federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the related Mortgage Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Mortgage Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Mortgage Securities. Such gain or loss, generally, would be capital in nature to Holders for whom the Mortgage Securities are held as capital assets and any deductions for losses would be subject to certain limitations. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust or the income from the securities held in trust, as the case may be. The amount so required to be included in income could be different from the amount that would be includible in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

     RESIGNATION OF THE 1993 MORTGAGE TRUSTEE: The 1993 Mortgage Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of Mortgage Securities then Outstanding delivered to the 1993 Mortgage Trustee and the Company. No resignation or removal of the 1993 Mortgage Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the 1993 Mortgage. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if the Company has delivered to the 1993 Mortgage Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the 1993 Mortgage, the 1993 Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the 1993 Mortgage. (See Section 1110.)

     EVIDENCE TO BE FURNISHED TO THE 1993 MORTGAGE TRUSTEE: Compliance with 1993 Mortgage provisions is evidenced by written statements of Company officers or persons selected or paid by the Company. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the 1993 Mortgage requires that the Company give the 1993 Mortgage Trustee, not less often than annually, a brief statement as to the Company's compliance with the conditions and covenants under the 1993 Mortgage.

     CONCERNING THE 1993 MORTGAGE TRUSTEE: The Company conducts banking transactions with affiliates of the 1993 Mortgage Trustee in the normal course of the Company's business and uses the 1993 Mortgage Trustee or its affiliates as trustee for various debt issues.

                       DESCRIPTION OF THE 1939 MORTGAGE

     GENERAL: The summaries under this heading do not purport to be complete and are subject to the detailed provisions of the 1939 Mortgage, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this Prospectus shall have the meanings ascribed thereto in the 1939 Mortgage. Wherever particular provisions or terms defined therein are referred to, such provisions or definitions are incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to articles and section numbers of the Original 1939 Mortgage.

     SECURITY. Class A Bonds issued under the 1939 Mortgage will rank pari passu, except as to any sinking fund or similar fund provided for a particular series, with all bonds at any time outstanding under the 1939 Mortgage. In the opinion of counsel for the Company (see "EXPERTS"), the 1939 Mortgage constitutes a first mortgage lien on the property specifically or generally described therein as subject to the lien thereof, except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the 1939 Mortgage other than Permitted Encumbrances, as defined therein; and the 1939 Mortgage by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien thereof) acquired by the Company after the date of the execution and delivery thereof, subject to Permitted Encumbrances, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, and also subject to certain limitations in the case of consolidation, merger or sale of substantially all the mortgaged property. The principal properties subject to the lien of the 1939 Mortgage are the electric and gas properties owned by the Company and securities of certain subsidiaries. (See Granting and Habendum Clauses, Sections 2 and 3 of Article I, and Section 3 of Article XI of the 1939 Mortgage.)

     The 1939 Mortgage provides that the 1939 Mortgage Trustee shall have a lien prior to the bonds on the mortgaged property for payment of its compensation, expenses and disbursements and for indemnity against certain liabilities. (See
Section 10 of Article XII of the 1939 Mortgage.)

     ISSUANCE OF ADDITIONAL BONDS UNDER THE 1939 MORTGAGE. Additional bonds may be issued under the 1939 Mortgage in a principal amount equal to (a) 60% of net property additions (as defined in the 1939 Mortgage) acquired or constructed within five years of certification to the 1939 Mortgage Trustee, (b) the principal amount of certain retired bonds or prior lien bonds or (c) deposited cash (in certain cases 60% thereof). See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     No bonds may be issued under the 1939 Mortgage, as provided in clauses (a) and (c) above, unless the net earnings of the Company (as defined in Section 5 of Article I of the 1939 Mortgage and as discussed below) are at least 2-1/2 times the annual interest on all bonds issued and outstanding under the 1939 Mortgage, including the bonds applied for (but excluding any bonds to be paid, retired or redeemed with the proceeds of the bonds applied for), and indebtedness secured by prior liens. Such net earnings test generally need not be satisfied prior to the issuance of bonds as provided in clause (b) above unless (x) the new bonds are issued more than two years prior to the stated maturity of the retired bonds and the new bonds bear a greater rate of interest than the retired bonds or (y) the new bonds are issued in respect of retired bonds, the interest charges on which have been excluded from any net earnings certificate filed with the 1939 Mortgage Trustee since the retirement of such
bonds.  (See Article III of the 1939 Mortgage.)   See "Voting of Class A Bonds
Issued Under the 1939 Mortgage".

     Cash deposited under clause (c) above may be withdrawn by the Company in an amount equal to the principal amounts of bonds issuable pursuant to clauses (a) and (b) above (in certain cases 166-2/3% thereof) without regard to earnings or may be applied to the purchase or redemption of bonds of one or more series selected by the Company. (See Sections 8, 9 and 10 of Article III of the 1939 Mortgage.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     Net earnings are computed before provision for depreciation and amortization of property, income and profits taxes (as defined in the 1939 Mortgage), interest on any indebtedness and amortization of debt discount and expense and do not take into account any profits or losses from the sale or disposal of capital assets or securities. (See Section 5 of Article I of the 1939 Mortgage.)

     Property additions under the 1939 Mortgage consist of property used or useful in the electric, gas or steam business (with certain exceptions) acquired or constructed by the Company within five years next preceding the certification thereof to the 1939 Mortgage Trustee. (See Section 4 of Article I of the 1939
Mortgage.)   See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     The approximate amount of net property additions as of March 31, 1996, and the amount of retired bonds as of September 30, 1996, available for use as the basis for the issuance of Class A Bonds under the 1939 Mortgage, subject to the net earnings restrictions discussed above, were $373,263,821 and $968,180,000, respectively. The Company will determine, at the time of each issuance of Class A Bonds under the 1939 Mortgage which are to be the basis for the issuance of New Bonds, whether such Class A Bonds will be issued upon the basis of property additions or retired bonds. As of September 30, 1996, $1,144,917,000 in aggregate principal amount of bonds were outstanding under the 1939 Mortgage, $472,167,000 aggregate principal amount of which was held by the 1993 Mortgage Trustee as security for outstanding Mortgage Securities under the 1993 Mortgage.

     The 1939 Mortgage contains restrictions on (a) the acquisition of property securing prior lien indebtedness in excess of 60% of the fair value of the property and (b) the issuance of bonds, withdrawal of cash or release of property on the basis of property subject to prior lien. Prior lien indebtedness secured by property theretofore acquired may not be increased unless the evidence thereof is pledged with the 1939 Mortgage Trustee. (See
Section 4 of Article I and Sections 15, 17 and 19 of Article IV of the 1939
Mortgage.)   See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     MAINTENANCE AND REPLACEMENT FUND FOR BONDS OUTSTANDING UNDER THE 1939
MORTGAGE: Although there will be no provision for a maintenance and replacement fund with respect to Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of New Bonds, the Company has covenanted, with respect to various series of outstanding bonds issued under the 1939 Mortgage maturing through July 1, 1998, that, so long as any bond of such series remains outstanding, the Company will, for each calendar year (herein called the "accounting period"), pay to the 1939 Mortgage Trustee, as a Maintenance and Replacement fund, an amount in cash not less than the sum of 15% of the gross electric operating revenues and 10% of the gross gas and steam operating revenues (as defined in the 1939 Mortgage, which, among other things, provides for the deduction therefrom of the cost of purchased electric current, gas and steam) derived from the mortgaged property during the accounting period, less, however, the following optional credits: (a) expenditures during the accounting period for repairs and maintenance of the mortgaged property; (b) the cost of property additions during the accounting period deemed to renew or replace retired or abandoned property, subject to adjustment for any outstanding prior lien bonds secured by such property additions; (c) the principal amount of all bonds and/or 166-2/3% of the principal amount of all prior lien bonds, retired or redeemed and for which no bonds have been issued, credit taken or cash withdrawn under the 1939 Mortgage; and (d) net property additions to the extent of 100% thereof. Cash so deposited may be applied to the purchase or redemption of such bonds as the Company may designate, which by their terms are redeemable prior to maturity (including any of the Class A Bonds issued under the 1939 Mortgage that are so redeemable and that were issued as the basis for the issuance of Bonds) at a price not exceeding the then current redemption price as set forth in the relevant supplemental indenture and the accrued interest on such bonds, or may be withdrawn upon the basis of certain property additions or certain retired bonds or prior lien bonds. (See Section 8 of Article IV of the 1939 Mortgage and Article Two of certain supplemental indentures.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     The series of outstanding bonds which contain maintenance and replacement fund covenants mature through July 1, 1998, but may be redeemed prior to their stated maturity. The Company does not anticipate issuing any additional series of bonds under the 1939 Mortgage which will contain such covenants. The Company will no longer be bound by such covenants after all the bonds of such series have been retired.

     MODIFICATION OF THE 1939 MORTGAGE: The 1939 Mortgage and the rights of bondholders thereunder may be modified with the consent of the Company, and of the 1939 Mortgage Trustee if deemed affected, and the consent of the holders of not less than 75% in principal amount of the bonds then outstanding, or of not less than 75% in principal amount of the outstanding bonds of any one or more series which may be affected by any such modification; except that the bondholders, without the consent of the holder of each bond affected, have no power to (a) extend the time of payment of the principal of or interest on any bonds; (b) reduce the principal amount thereof or the rate of interest thereon, or otherwise modify the terms of payment of principal or interest; (c) permit the creation of any lien ranking prior to or on a parity with the lien of the 1939 Mortgage with respect to any of the mortgaged property; (d) deprive any nonassenting bondholder of a lien upon the mortgaged property for the security of his/her bonds; or (e) reduce the percentage of bondholders authorized to take such action. (See Article XIV of the 1939 Mortgage.) The Company has reserved the right to amend the 1939 Mortgage without any consent or other action by holders of any series of bonds created after October 31, 1975 (including Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of New Bonds) to reduce the required consent of bondholders described above from 75% to 60%. (See Article Five of the Supplemental Indenture dated as of November 1, 1977.)

     VOTING OF CLASS A BONDS ISSUED UNDER THE 1939 MORTGAGE: The 1993 Mortgage provides that, so long as no Event of Default as defined in the 1993 Mortgage has occurred and is continuing thereunder, the 1993 Mortgage Trustee will, as holder of Class A Bonds issued under the 1939 Mortgage and delivered as the basis for the issuance of Bonds,

          (a) vote or consent in favor of amendments or modifications to the 1939 Mortgage of substantially the same tenor and effect as follows:

                  (i) to expand the definition of property additions to eliminate geographical restrictions to certain states and allow the inclusion of properties located anywhere in the United States, Canada and Mexico, or their coastal waters; to include space satellites and stations, solar power satellites and other analogous facilities; to include nuclear fuel and other analogous devices or substances and to establish other provisions as to such fuel; to include properties located on leased real property, subject to certain limitations; to include goodwill when acquired with a public utility system, subject to certain limitations; and to delete the requirement that property additions have been acquired or constructed within five years;

                  (ii) to remove the requirement that certificates delivered to the 1939 Mortgage Trustee be verified;

                  (iii) to liberalize the requirements for publication of notices of redemption and other notices;

                  (iv) to eliminate the maintenance and replacement fund or, in the alternative,

                          (A) to change the amount of cash deliverable to the 1939 Mortgage Trustee to the lower of (x) 10% of the combined electric, gas and steam gross operating revenues of the Company or (y) 2% of the cost of the depreciable property of the Company, less the accumulated provision for depreciation; and

                          (B) to change the definition of gross operating revenues to deduct the cost of fuel used to provide electric, gas and steam services;

                  (v) to change the opinion of counsel required to be delivered upon the certification of property additions to delete the requirement that the Company have all necessary permission from governmental authorities to use and operate such property additions;

                  (vi) to specifically allow the inclusion of earnings collected subject to refund in net earnings for purposes of the interest coverage requirement for the issuance of bonds;

                  (vii) to specifically permit the debt component, in addition to the equity component, of the allowance for funds used during construction to be included in net earnings for purposes of the interest coverage requirement for the issuance of bonds;

                  (viii) (A) to reduce the interest coverage requirement for the issuance of bonds to 2 times from 2-1/2 times annual interest charges on outstanding bonds, including bonds applied for, and prior lien indebtedness; or, in the alternative,

                          (B) to change such coverage requirement to a requirement that net earnings be at least equal to either (x) 2 (or any higher amount) times annual interest charges on, or (y) 15% (or any higher percentage) of the aggregate principal amount of, outstanding bonds, including the bonds applied for, and prior lien indebtedness;

                  (ix) to remove the restrictions on acquiring property subject to a prior lien (retaining, however, the restrictions on certifying such property as property additions);

                  (x) to raise the minimum dollar amount of fire and other losses that must be payable to the 1939 Mortgage Trustee from $50,000 to 3% (or any higher percentage) of the principal amount of outstanding bonds; and to specifically permit the Company to carry insurance policies with deductible provisions equal to 3% (or any higher percentage) of the principal amount of outstanding bonds or any higher deductible amount usually contained in the policies of other companies owning and operating similar properties;

                  (xi) to delete the covenant of the Company to "observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged property";

                  (xii) to delete the requirement that the 1939 Mortgage Trustee be located in New York, New York and that the Company maintain an office in New York, New York, to make payments on bonds and register transfers thereof;

                  (xiii) to modify the special release provision of the 1939 Mortgage to increase the amount of the aggregate value of property which may be released from the lien of the 1939 Mortgage within any period of 12 consecutive calendar months without compliance with all the conditions of the general release provision from $25,000 to (A) the greater of $25,000 or 1% of the aggregate principal amount of outstanding bonds or (B) the greater of $10,000,000 or 3% of the aggregate principal amount of outstanding bonds (or any lower amount or percentage);

                  (xiv) to permit bonds to be issued under the 1939 Mortgage in a principal amount equal to 70% of net property additions instead of 60% and to make correlative changes in provisions relating to, among other things, the release of property from the lien of the 1939 Mortgage, the withdrawal of cash held by the 1939 Mortgage Trustee, the acquisition and use under the 1939 Mortgage of property securing prior lien indebtedness, and the use of retired prior lien bonds; and

                  (xv) to modify the definition of all defaults under the 1939 Mortgage to be substantially identical to the Events of Default under the 1993 Mortgage; and

          (b) with respect to any amendments or modifications to the 1939 Mortgage other than those referred to in (a) above, vote all Class A Bonds Outstanding under the 1939 Mortgage then held by it, or consent with respect thereto, in the manner as described under "DESCRIPTION OF THE NEW BONDS -- Voting of Class A Bonds". (See Section 705 of the 1993 Mortgage.)

     The Company has reserved the right to make any or all of the modifications to the 1939 Mortgage described in (a)(i) through (a)(xiii)(A) above without consent or other action of the holders of certain outstanding series of bonds previously issued under the 1939 Mortgage (not including the Class A Bonds issued thereunder as the basis of the issuance of

Mortgage Securities) aggregating $433,500,000 in principal amount. (See Article Three of the Supplemental Indenture dated as of March 1, 1980 and Article Four of the Supplemental Indentures dated as of July 1, 1990, December 1, 1990, and March 1, 1992, respectively.)

     The indentures under which certain pollution control revenue bonds of Morgan County, Colorado and Adams County, Colorado were issued provide that the trustees thereunder, as holders of bonds issued under the 1939 Mortgage having a principal amount of $156,750,000 in the aggregate, shall vote in favor of, or consent with respect to, any or all of the possible modifications described in
(a)(i) through (a)(xiii)(A) above.

     DEFAULT UNDER THE 1939 MORTGAGE: An event of default under the 1939 Mortgage includes a failure to pay interest on any bond, or to pay a sinking fund installment, for 60 days after such payment becomes due, a failure to pay the principal of or premium, if any, on any bond when the same becomes due, a default with respect to the payment of principal of or interest on any prior lien bonds, a failure to perform any other covenant in the 1939 Mortgage for 90 days after notice given to the Company by the 1939 Mortgage Trustee or by the holders of 10% in principal amount of outstanding bonds, certain events in bankruptcy, and an Event of Default under the 1993 Mortgage and/or certain matured events of default under any other Class A Mortgage. (See Section 1 of Article VIII of the 1939 Mortgage and Article Five of the Supplemental Indenture dated as of November 1, 1993 creating the First Mortgage Bonds, Collateral Series A.) The 1939 Mortgage Trustee may withhold notice of default (except default in the payment of principal of or premium, if any, or interest on the bonds or in the payment of a sinking fund installment) if it determines such withholding to be in the interests of the bondholders. (See Section 2 of Article VIII of the 1939 Mortgage.) The Company is required to report annually to the 1939 Mortgage Trustee as to compliance with the covenants contained in the 1939 Mortgage. (See Section 24 of Article IV of the 1939 Mortgage.)

     Upon the occurrence of a default under the 1939 Mortgage, the 1939 Mortgage Trustee or the holders of 25% in principal amount of outstanding bonds may declare the principal of and interest accrued on all outstanding bonds due and payable immediately; provided, however, that if such default has been cured, (a) the holders of a majority in principal amount of outstanding bonds may annul such declaration or (b) if, in making such declaration, the 1939 Mortgage Trustee shall have acted without a direction from the holders of a majority in principal amount of outstanding bonds, or if such declaration was made by the holders of 25% in principal amount of outstanding bonds and the holders of a majority in principal amount of outstanding bonds shall not have theretofore delivered a written notice to the contrary, then such declaration shall ipso facto be deemed to be annulled. (See Section 1 of Article VIII of the 1939 Mortgage.)

     ACTION BY 1939 MORTGAGE TRUSTEE: Except as otherwise provided in the 1939 Mortgage, the holders of a majority in principal amount of bonds outstanding under the 1939 Mortgage have the right to require the 1939 Mortgage Trustee to enforce the lien of the 1939 Mortgage and direct the time, method and place of conducting any proceedings for any remedy available to the 1939 Mortgage Trustee under the 1939 Mortgage. (See Section 15 of Article VIII of the 1939 Mortgage.) No holder of bonds outstanding under the 1939 Mortgage has the right to enforce the lien of the 1939 Mortgage without giving to the 1939 Mortgage Trustee written notice of default and unless the holders of a majority in principal amount of outstanding bonds shall have requested the 1939 Mortgage Trustee to act and have offered the 1939 Mortgage Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby and the 1939 Mortgage Trustee shall have failed to take action within 60 days. (See Section 16 of Article VIII of the 1939 Mortgage.)

     CONCERNING THE 1939 MORTGAGE TRUSTEE: The Company conducts banking transactions with affiliates of the 1939 Mortgage Trustee in the normal course of the Company's business and uses the 1939 Mortgage Trustee or its affiliates as trustee for various debt issues.

                                LEGAL OPINIONS

     The validity of the New Bonds will be passed upon for the Company by LeBoeuf, Lamb, Greene, & MacRae, L.L.P., a limited liability partnership including professional corporations, Denver, Colorado and New York, New York and for any underwriters, agents or dealers by Brown & Wood LLP, New York, New York. All legal matters pertaining to titles and the respective liens of the 1993 Mortgage and the 1939 Mortgage will be passed upon only by LeBoeuf, Lamb, Greene, & MacRae, L.L.P. In giving its opinion, Brown & Wood LLP may rely as to all matters of Colorado law upon the opinion of LeBoeuf, Lamb, Greene, & MacRae, L.L.P.

                                    EXPERTS

     Reference is made to the Incorporated Documents for specification of certain information incorporated herein by reference upon the authority of experts. In addition, the statements made in "DESCRIPTION OF THE NEW BONDS -- Security" and "DESCRIPTION OF THE 1939 MORTGAGE", insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by LeBoeuf, Lamb, Greene, & MacRae, L.L.P., a limited liability partnership including professional corporations, counsel for the Company, and have been set forth herein on the authority of said firm as experts.

                             PLAN OF DISTRIBUTION

     The Company may sell each type and series of New Bonds as applicable in any of three ways: (i) directly to a limited number of institutional purchasers or to a single purchaser, (ii) through agents or (iii) through underwriters or dealers. The Prospectus

Supplement relating to each series of New Bonds will set forth the terms of the offering of such New Bonds, including the name or names of any such agents, underwriters or dealers; the purchase price of such New Bonds and the net proceeds to the Company from such sale; any underwriting discounts and other items constituting underwriters' compensation; the initial public offering price; and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in any sale of a series of New Bonds, such New Bonds will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating to a series of New Bonds, the obligations of any underwriter or underwriters to purchase such New Bonds will be subject to certain conditions precedent and such underwriter or underwriters will be obligated to purchase all of such New Bonds if any are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such New Bonds may be purchased.

     If an agent of the Company is used in any sale of a series of New Bonds, any commission payable by the Company to such agent will be set forth in the Prospectus Supplement relating to such series of New Bonds. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of the New Bonds may be deemed to be underwriters, and any discount or commissions received by them on the sale or resale of New Bonds may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "1933 Act"). Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

===============================================================================

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                                _______________

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Recent Developments........................................................ S-2
Application of Proceeds.................................................... S-3
Supplemental Description of the Notes...................................... S-3
Plan of Distribution....................................................... S-8

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Documents By Reference............................   2
The Company................................................................   3
Ratio of Consolidated Earnings to Consolidated Fixed Charges...............   4
Application of Proceeds....................................................   4
Description of the New Bonds...............................................   4
Description of the 1939 Mortgage...........................................  24
Legal Opinions.............................................................  32
Experts....................................................................  32
Plan of Distribution.......................................................  32


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                                 $100,000,000

           [LOGO OF PUBLIC SERVICE COMPANY OF COLORADO APPEARS HERE]

                     SECURED MEDIUM-TERM NOTES, SERIES B
                           (BEING A SERIES OF FIRST
                            COLLATERAL TRUST BONDS)
                     DUE FROM NINE MONTHS TO THIRTY YEARS
                              FROM DATE OF ISSUE
                                 _______________

                             PROSPECTUS SUPPLEMENT
                                _______________

                              MERRILL LYNCH & CO.


                               February 26, 1997

===============================================================================